SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2009

(Exact name of registrant as specified in its charter)

UNION BANKSHARES, INC.

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
Vermont	001-15985	03-0283552

(Address of principal executive offices)
20 Main St., P.O. Box 667	(Zip Code)
Morrisville, VT	05661-0667

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

O	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

O	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

O	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

O	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02.	Results of Operations and Financial Condition

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 2.02 and in Exhibit 99.1 hereto shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

On January 21, 2009, Union Bankshares, Inc. issued a press release, a copy of which is furnished with this Form 8-K as Exhibit 99.1, announcing net income and net income per share for the fourth quarter and year ended December 31, 2008, as well as the declaration of a regular quarterly cash dividend.

Item 8.01.	Other Events

On January 21, 2009 the Board of Directors of Union Bankshares, Inc. declared a quarterly cash dividend of $.28 per share. The dividend is payable on February 11, 2009 to shareholders of record on January 31, 2009.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following Exhibit, referred to in Item 2.02 of the Report is furnished, not filed; herewith:

Exhibit 99.1 Union Bankshares, Inc. Press Release dated January 21, 2009, announcing a regular quarterly dividend and fourth quarter and year ended December 31, 2008 net income and net income per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

January 21, 2009	/s/ Kenneth D. Gibbons

Kenneth D. Gibbons, President & CEO

January 21, 2009	/s/ Marsha A. Mongeon

Marsha A. Mongeon, Treasurer & CFO

EXHIBIT INDEX

Exhibit 99.1 Union Bankshares, Inc. Press Release dated January 21, 2009, announcing a regular quarterly dividend and fourth quarter and year ended December 31, 2008 net income and net income per share.

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